Exhibit 1.01

Canon Inc.

Conflict Minerals Report

For the Period from January 1, 2016 to December 31, 2016

This Conflict Minerals Report for the period from January 1, 2016 to December 31, 2016, is presented as an exhibit to the Specialized Disclosure Report on Form SD, to comply with Rule 13p-1 under the Securities Exchange Act of 1934.

1.	Introduction (Background to the disclosure of the Conflict Minerals Report)

Established in 1937, Canon Inc. is a Japanese corporation with its headquarters in Tokyo, Japan. Canon is one of the world’s leading manufacturers of office multifunction devices (“MFDs”), plain paper copying machines, laser printers, inkjet printers, cameras and lithography equipment. Canon Inc. earns revenues primarily from the manufacture and sale of these products domestically and internationally. For details of corporate activities please refer to our annual report filed on Form 20-F.

Canon Inc. is listed on the New York Stock Exchange and is subject to the final rules issued by the United States Securities and Exchange Commission (“SEC”) to implement Section 1502 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank Act”).

In response to Rule 13p-1, Canon Inc. conducted a “Reasonable Country of Origin Inquiry” (“RCOI”) for products manufactured or contracted to manufacture by Canon Inc. and its consolidated subsidiaries (“Canon” or “Canon Group”) from January 1, 2016 to December 31, 2016 (“reporting period”). The inquiry identified four minerals classified as conflict minerals—namely tin, tantalum, tungsten, and gold (“3TG”)—that originated in the Democratic Republic of the Congo and adjoining countries (“covered countries”) and did not come from recycled or scrap minerals, that are used in some of the parts or materials that make up Canon Group’s products. Further, Canon Inc. conducted due diligence on the source and chain of custody of 3TG (“due diligence”) identified as originating from covered countries.

2.	Application of Conflict Minerals Report on Canon and products subject to disclosure

As of December 31, 2016, Canon Inc. had 367 consolidated subsidiaries, of which 55 subsidiaries manufactured products or contracted to manufacture products in the reporting period for which 3TG were necessary to the functionality and production. In total, 56 companies of the Canon Group, including Canon Inc. and 55 consolidated subsidiaries that manufactured products or contracted to manufacture products, conducted the RCOI. The subsidiaries that conducted the RCOI include certain marketing companies that contracted with manufacturers outside the Canon Group to manufacture items for sale outside the Canon Group.

The business operations of Canon can be divided into the following three categories: the Office Business Unit, the Imaging System Business Unit, and the Industry and Others Business Unit. The Office Business Unit includes MFDs, printers, and copying machines for personal and office use as well as production print products for print professionals. The Imaging System Business Unit includes digital cameras and digital video camcorders, as well as lenses and various related accessories for personal and professional use. It also includes inkjet printers for home and office use and large-format inkjet printers for commercial use. The Industry and Others Business Unit includes semiconductor lithography equipment, flat panel display lithography equipment, digital radiography systems, ophthalmic equipment and network cameras.

In each of these units, electronic components and substrates which contain 3TG are used in the majority of products manufactured by or contracted to manufacture by Canon.

Canon Group purchases raw materials, parts and components which include 3TG and manufactures products. Canon Group is located downstream in the 3TG supply chain, does not directly purchase 3TG from mines and is not involved in the smelter or refinery business. Therefore, Canon Group had to rely on information provided by the first-tier suppliers to the Canon Group (“first-tier suppliers”) in identifying the source country of the 3TG.

3.	Basic principles regarding response to conflict minerals

Canon Inc. established the “Basic Approach of the Canon Group Regarding Conflict Minerals” in September 2012. This has been published on Canon Inc.’s official website and applied to the entire Canon Group.

URL: http://www.canon.com/csr/conflict/policy.html

4.	RCOI and Due Diligence

The design of Canon’s RCOI and due diligence measures is in conformity with the “OECD Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (third edition)” (“OECD Guidance”). Canon took the steps described below in accordance with the five steps laid out in the OECD Guidance.

a.	Step 1: Establish strong company management systems
-	In order to respond to the conflict minerals situation, Canon established a cross-functional Conflict Minerals Response Project Team (“Project Team”) in its headquarters under the direction of a representative director in charge (Executive Vice President & CFO) in December 2010. Moreover, Canon designated a person in charge of conflict minerals in each of its group companies that manufacture or contract to manufacture products. The Project Team currently operates as the Working Group on Conflict Minerals (“Working Group”).
-	As stated above, Canon Inc. established the “Basic Approach of the Canon Group Regarding Conflict Minerals” in September 2012.
-	Canon Inc. reorganized the activities that the Project Team had promoted since 2010, clarified the roles of each department and the framework for handling conflict minerals issues as well as the survey process for 2015 and 2016. Then, Canon established the “Guidelines for Compliance with Conflict Minerals Regulation” in March 2016. The Guidelines were distributed to relevant Canon Inc. executives and presidents of Canon Group.
-	In July 2016, Canon Inc. summoned the persons in charge of conflict minerals for Canon Group’s domestic subsidiaries that manufacture or contract to manufacture products and held a meeting to share the result of the 2015 conflict minerals survey and discuss Canon’s policies for the survey of 2016. Moreover, for the persons in charge of conflict minerals matters for overseas subsidiaries, Canon Inc. shared information by e-mail, video and telephone conference.
-	Canon created and distributed the Conflict Minerals Survey Manual to the first-tier suppliers.
-	Canon requested the first-tier suppliers to sign and submit written confirmation (“Certificate of Consent”) of their agreement and cooperation with Canon’s “Basic Approach of the Canon Group Regarding Conflict Minerals” and their agreement to consult with the Canon Group concerning appropriate measures should any affiliation with armed groups be discovered in the supply chain.
-	Using its Conflict Minerals Information Management System, Canon Inc. linked survey responses to product information, conducted product-level assessments, and stored the assessment results in a database. Internal rules require that data records be retained for at least five years.

-	Canon Inc. is a member of the Responsible Minerals Trade Working Group (“RMTWG”) of the Japan Electronics and Information Technology Industries Association (“JEITA”). As part of its initiatives, the RMTWG held conflict minerals inquiry briefings for suppliers in supply chains in the electrical and electronics industry. Step 3 below provides details of the industry initiatives on conflict minerals that Canon Inc. participates in.
-	As an early-warning risk-awareness system for conflict minerals specified in the OECD Guidance, Canon Inc. established a grievance mechanism — “Contact Point for Reporting Concerns Regarding Conflict Mineral Issues” — on its official website in 2015. No reports from employees, suppliers, or other stakeholders were received by the contact point in 2016.

URL: https://secure1.canon.com/ssl-form/csr_conflict-form-e.html

b.	Step 2: Identify and assess risks in the supply chain
-	Canon designed a framework to identify each of the parts and materials used in the products that it manufactured or contracted to manufacture. Canon used its production and shipping management system, which includes bills of materials for products, to identify parts and materials required in products planned for production and shipping between January and the end of December 2016. (Canon Group companies not using such system made use of a similar method to identify parts and materials.) Canon then carried out the RCOI on the first-tier suppliers handling the identified parts and materials.
-	For the RCOI, Canon used the CFSI Conflict Minerals Reporting Template (“CMRT”). The CMRT is published by the Conflict Free Sourcing Initiative (“CFSI”), one of the programs of the Electronic Industry Citizenship Coalition (“EICC”). Canon sent the CMRT to the 3,388 first-tier suppliers that were identified as possibly using 3TG.
-	In addition to the RCOI described above, Canon conducted due diligence examinations of first-tier suppliers that reported the use of 3TG originating from covered countries.
-	Canon requested replies from the first-tier suppliers who did not respond by the closing date of the response.

-	Canon Inc. verified the replies submitted by first-tier suppliers (for any incomplete answers or errors) using a proprietary reply-processing tool. When necessary, Canon requested resubmissions from first-tier suppliers.
-	As of April 5, 2017, Canon had received responses from 85 percent of all first-tier suppliers surveyed.
-	Canon compared the smelters or refiners (“SORs”) identified through the RCOI against the list of the SORs which are compliant with the Conflict Free Smelter Program (“CFS Program”), as published by the CFSI. The CFS Program recognizes and includes SORs from other lists of the London Bullion Market Association (LBMA) and the Responsible Jewellery Council (RJC).

c.	Step 3: Design and implement a strategy to respond to identified risks
-	The head of the Working Group reported the progress of conflict minerals response activities to the representative director in charge.
-	Canon Inc. is a key member of JEITA’s RMTWG. The RMTWG is allied with EICC and CFSI, which play the leading role in the response to conflict minerals. Canon Inc. has held the role of co-chair of the RMTWG since 2013.
-	Canon Inc. has also served as team leader of the RMTWG’s Smelter Support Team since 2015. In this capacity, Canon Inc., along with the other companies in the RMTWG, examined a plan to send letters to SORs encouraging them to join the CFSI’s CFS Program and sent out letters in January and December 2016, respectively.
-	Canon Inc. participates in the Japan Conflict-Free Sourcing Working Group (CFSWG), a joint initiative by JEITA’s RMTWG and major Japanese automobile manufacturers, and serves as the CFSWG vice-chair. The CFSWG met four times in 2016 to examine creating conditions to better facilitate conflict minerals surveys by supply chains in the electrical and electronics industry and the automobile industry.
-	In addition to the above activities, Canon Inc. has been a member of the CFSI since April 2015. Its membership code is “CNON.” Canon Inc. assists CFSI activities as a corporate member of CFSI.

d.	Step 4: Carry out independent third-party audit of smelter/refiner’s due diligence practices
-	As a CFSI member, Canon Inc. supports audits under the CFS Program carried out by CFSI on SORs.

e.	Step 5: Report annually on supply chain due diligence
-	In accordance with the Dodd-Frank Act and the SEC’s final rules, on or before May 31, 2017, Canon Inc. plans to file a Form SD and Conflict Minerals Report (this report) with the SEC, and plans to publish the same information on its official website.
-	Canon Inc. has been reporting its activities in response to conflict minerals in its Annual Report and Sustainability Report since 2011.

5.	Survey results for the 2016 calendar year

a.	Result of RCOI and due diligence
-	Canon conducted the RCOI on 3,388 first-tier suppliers that possibly use 3TG. Canon conducted further due diligence on first-tier suppliers which reported the use of 3TG from the covered countries.
-	In cases where 3TG originating from covered countries were used, Canon received some responses indicating the minerals in question had been sourced from SORs that comply with the CFS Program.
-	Within the scope of the responses, there was nothing to clearly suggest that the Canon Group’s purchasing of parts and materials contributed to funding armed groups.

b.	Result of SORs survey
-	Canon analyzed the information on the SORs mentioned in the responses from the supply chain through the RCOI and identified 312 as the CFSI’s known SORs. Among these, 243 SORs were compliant with the CFS Program. Appendix 1-(1) and 1-(2) provide lists of these SORs.
-	Canon was unable to determine whether the remaining entities reported by the first-tier suppliers as SORs were truly SORs.
-	Due to inadequate information from its supply chains, Canon was unable to determine the country or region of origin of many 3TG used in Canon Group products.
-	Appendix 1-(3) lists examples of 3TG countries and regions of origin first-tier suppliers reported to Canon through CMRT responses.
-	Based on the results of the RCOI and due diligence mentioned above, Canon was unable to determine whether the 3TG used for the products of the Canon Group financed or benefitted armed groups in the covered countries.

6.	Efforts to determine the mine or location of origin of 3TG with the greatest possible specificity and risk mitigation

The following efforts to determine the mine or location of origin of 3TG with the greatest possible specificity are planned to be implemented from 2017 onwards.

-	Canon will continue promoting verification operations of high-risk first-tier suppliers in accordance with the Canon’s Guidelines for Compliance with Conflict Minerals Regulation.
-	Canon Inc. will continue its participation at JEITA’s RMTWG, CFSWG and CFSI, and support activities to make entire supply chains conflict free.

7.	Independent monitoring
-	KPMG AZSA Sustainability Co., Ltd. conducted an independent private sector audit of this report. The audit assessed whether the due diligence framework Canon designed conforms to the OECD Guidance’s due diligence framework and whether the due diligence description in this report is consistent with the actual measures Canon undertook. The independent assurance report is attached in Appendix 2.

Forward-Looking Statements

This report contains not only past and present facts about Canon, but also future forecasts based on plans, prospects, management policies and strategies as of the publication date. These future forecasts are assumptions or estimations based on information available at the time the report was prepared. Due to a range of variables, however, the results or circumstances of our future business activities may vary from the forecasts contained herein.

Appendix 1.

1.	List of the SORs identified in Canon’s supply chain which were compliant with CFS Program (As of March 27, 2017)

Metal	SORs	Country/Region
Gold	Western Australian Mint trading as The Perth Mint	AUSTRALIA
Gold	Ögussa Österreichische Gold- und Silber-Scheideanstalt GmbH	AUSTRIA
Gold	Umicore S.A. Business Unit Precious Metals Refining	BELGIUM
Gold	AngloGold Ashanti Córrego do Sítio Mineração	BRAZIL
Gold	Umicore Brasil Ltda.	BRAZIL
Gold	Asahi Refining Canada Ltd.	CANADA
Gold	CCR Refinery - Glencore Canada Corporation	CANADA
Gold	Royal Canadian Mint	CANADA
Gold	Heraeus Ltd. Hong Kong	CHINA
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CHINA
Gold	Jiangxi Copper Co., Ltd.	CHINA
Gold	Metalor Technologies (Hong Kong) Ltd.	CHINA
Gold	Metalor Technologies (Suzhou) Ltd.	CHINA
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CHINA
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CHINA
Gold	The Refinery of Shandong Gold Mining Co., Ltd.	CHINA
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CHINA
Gold	Zijin Mining Group Co., Ltd. Gold Refinery	CHINA
Gold	Allgemeine Gold-und Silberscheideanstalt A.G.	GERMANY
Gold	Aurubis AG	GERMANY
Gold	C. Hafner GmbH + Co. KG	GERMANY
Gold	DODUCO GmbH	GERMANY
Gold	Heimerle + Meule GmbH	GERMANY
Gold	Heraeus Precious Metals GmbH & Co. KG	GERMANY
Gold	SAXONIA Edelmetalle GmbH	GERMANY
Gold	WIELAND Edelmetalle GmbH	GERMANY

Gold	MMTC-PAMP India Pvt., Ltd.	INDIA
Gold	PT Aneka Tambang (Persero) Tbk	INDONESIA
Gold	Chimet S.p.A.	ITALY
Gold	T.C.A S.p.A	ITALY
Gold	Aida Chemical Industries Co., Ltd.	JAPAN
Gold	Asahi Pretec Corp.	JAPAN
Gold	Asaka Riken Co., Ltd.	JAPAN
Gold	Dowa	JAPAN
Gold	Eco-System Recycling Co., Ltd.	JAPAN
Gold	Ishifuku Metal Industry Co., Ltd.	JAPAN
Gold	Japan Mint	JAPAN
Gold	JX Nippon Mining & Metals Co., Ltd.	JAPAN
Gold	Kojima Chemicals Co., Ltd.	JAPAN
Gold	Matsuda Sangyo Co., Ltd.	JAPAN
Gold	Mitsubishi Materials Corporation	JAPAN
Gold	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Gold	Nihon Material Co., Ltd.	JAPAN
Gold	Ohura Precious Metal Industry Co., Ltd.	JAPAN
Gold	Sumitomo Metal Mining Co., Ltd.	JAPAN
Gold	Tanaka Kikinzoku Kogyo K.K.	JAPAN
Gold	Tokuriki Honten Co., Ltd.	JAPAN
Gold	Yamamoto Precious Metal Co., Ltd.	JAPAN
Gold	Yokohama Metal Co., Ltd.	JAPAN
Gold	Kazzinc	KAZAKHSTAN
Gold	Daejin Indus Co., Ltd.	KOREA (REPUBLIC OF)
Gold	DSC (Do Sung Corporation)	KOREA (REPUBLIC OF)
Gold	Korea Zinc Co., Ltd.	KOREA (REPUBLIC OF)
Gold	LS-NIKKO Copper Inc.	KOREA (REPUBLIC OF)
Gold	Samduck Precious Metals	KOREA (REPUBLIC OF)
Gold	Torecom	KOREA (REPUBLIC OF)
Gold	Kyrgyzaltyn JSC	KYRGYZSTAN
Gold	Metalúrgica Met-Mex Peñoles S.A. De C.V.	MEXICO
Gold	Schone Edelmetaal B.V.	NETHERLANDS
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	PHILIPPINES

Gold	JSC Ekaterinburg Non-Ferrous Metal Processing Plant	RUSSIAN FEDERATION
Gold	JSC Uralelectromed	RUSSIAN FEDERATION
Gold	Moscow Special Alloys Processing Plant	RUSSIAN FEDERATION
Gold	OJSC “The Gulidov Krasnoyarsk Non-Ferrous Metals Plant” (OJSC Krastsvetmet)	RUSSIAN FEDERATION
Gold	OJSC Novosibirsk Refinery	RUSSIAN FEDERATION
Gold	Prioksky Plant of Non-Ferrous Metals	RUSSIAN FEDERATION
Gold	SOE Shyolkovsky Factory of Secondary Precious Metals	RUSSIAN FEDERATION
Gold	Metalor Technologies (Singapore) Pte., Ltd.	SINGAPORE
Gold	AU Traders and Refiners	SOUTH AFRICA
Gold	Rand Refinery (Pty) Ltd.	SOUTH AFRICA
Gold	SEMPSA Joyería Platería S.A.	SPAIN
Gold	Boliden AB	SWEDEN
Gold	Argor-Heraeus S.A.	SWITZERLAND
Gold	Metalor Technologies S.A.	SWITZERLAND
Gold	PAMP S.A.	SWITZERLAND
Gold	PX Précinox S.A.	SWITZERLAND
Gold	Valcambi S.A.	SWITZERLAND
Gold	Singway Technology Co., Ltd.	TAIWAN, PROVINCE OF CHINA
Gold	Solar Applied Materials Technology Corp.	TAIWAN, PROVINCE OF CHINA
Gold	Umicore Precious Metals Thailand	THAILAND
Gold	Istanbul Gold Refinery	TURKEY
Gold	Nadir Metal Rafineri San. Ve Tic. A.Ş.	TURKEY
Gold	Al Etihad Gold LLC	UNITED ARAB EMIRATES
Gold	Emirates Gold DMCC	UNITED ARAB EMIRATES
Gold	Advanced Chemical Company	UNITED STATES OF AMERICA
Gold	Asahi Refining USA Inc.	UNITED STATES OF AMERICA
Gold	Elemetal Refining, LLC	UNITED STATES OF AMERICA
Gold	Geib Refining Corporation	UNITED STATES OF AMERICA

Gold	Kennecott Utah Copper LLC	UNITED STATES OF AMERICA
Gold	Materion	UNITED STATES OF AMERICA
Gold	Metalor USA Refining Corporation	UNITED STATES OF AMERICA
Gold	Republic Metals Corporation	UNITED STATES OF AMERICA
Gold	United Precious Metal Refining, Inc.	UNITED STATES OF AMERICA
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	UZBEKISTAN
Tantalum	LSM Brasil S.A.	BRAZIL
Tantalum	Mineração Taboca S.A.	BRAZIL
Tantalum	Resind Indústria e Comércio Ltda.	BRAZIL
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CHINA
Tantalum	Conghua Tantalum and Niobium Smeltry	CHINA
Tantalum	Duoluoshan	CHINA
Tantalum	F&X Electro-Materials Ltd.	CHINA
Tantalum	FIR Metals & Resource Ltd.	CHINA
Tantalum	Guangdong Zhiyuan New Material Co., Ltd.	CHINA
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CHINA
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	Jiangxi Tuohong New Raw Material	CHINA
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CHINA
Tantalum	Jiujiang Nonferrous Metals Smelting Company Limited	CHINA
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CHINA
Tantalum	King-Tan Tantalum Industry Ltd.	CHINA
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CHINA
Tantalum	RFH Tantalum Smeltry Co., Ltd.	CHINA
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CHINA
Tantalum	Yichun Jin Yang Rare Metal Co., Ltd.	CHINA
Tantalum	Zhuzhou Cemented Carbide Group Co., Ltd.	CHINA
Tantalum	NPM Silmet AS	ESTONIA
Tantalum	H.C. Starck GmbH Goslar	GERMANY

Tantalum	H.C. Starck Hermsdorf GmbH	GERMANY
Tantalum	H.C. Starck Smelting GmbH & Co. KG	GERMANY
Tantalum	Metallurgical Products India Pvt., Ltd.	INDIA
Tantalum	Global Advanced Metals Aizu	JAPAN
Tantalum	H.C. Starck Ltd.	JAPAN
Tantalum	Mitsui Mining and Smelting Co., Ltd.	JAPAN
Tantalum	Taki Chemical Co., Ltd.	JAPAN
Tantalum	Ulba Metallurgical Plant JSC	KAZAKHSTAN
Tantalum	Power Resources Ltd.	MACEDONIA (THE FORMER YUGOSLAV REPUBLIC OF)
Tantalum	KEMET Blue Metals	MEXICO
Tantalum	Solikamsk Magnesium Works OAO	RUSSIAN FEDERATION
Tantalum	H.C. Starck Co., Ltd.	THAILAND
Tantalum	D Block Metals, LLC	UNITED STATES OF AMERICA
Tantalum	Exotech Inc.	UNITED STATES OF AMERICA
Tantalum	Global Advanced Metals Boyertown	UNITED STATES OF AMERICA
Tantalum	H.C. Starck Inc.	UNITED STATES OF AMERICA
Tantalum	Hi-Temp Specialty Metals, Inc.	UNITED STATES OF AMERICA
Tantalum	KEMET Blue Powder	UNITED STATES OF AMERICA
Tantalum	QuantumClean	UNITED STATES OF AMERICA
Tantalum	Telex Metals	UNITED STATES OF AMERICA
Tantalum	Tranzact, Inc.	UNITED STATES OF AMERICA
Tin	Metallo-Chimique N.V.	BELGIUM
Tin	EM Vinto	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Operaciones Metalurgical S.A.	BOLIVIA (PLURINATIONAL STATE OF)
Tin	Cooperativa Metalurgica de Rondônia Ltda.	BRAZIL
Tin	Magnu’s Minerais Metais e Ligas Ltda.	BRAZIL

Tin	Melt Metais e Ligas S.A.	BRAZIL
Tin	Mineração Taboca S.A.	BRAZIL
Tin	Resind Indústria e Comércio Ltda.	BRAZIL
Tin	Soft Metais Ltda.	BRAZIL
Tin	White Solder Metalurgia e Mineração Ltda.	BRAZIL
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CHINA
Tin	China Tin Group Co., Ltd.	CHINA
Tin	Gejiu Fengming Metallurgy Chemical Plant	CHINA
Tin	Gejiu Jinye Mineral Company	CHINA
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CHINA
Tin	Guanyang Guida Nonferrous Metal Smelting Plant	CHINA
Tin	HuiChang Hill Tin Industry Co., Ltd.	CHINA
Tin	Jiangxi Ketai Advanced Material Co., Ltd.	CHINA
Tin	Yunnan Tin Company Limited	CHINA
Tin	CV Ayi Jaya	INDONESIA
Tin	CV Dua Sekawan	INDONESIA
Tin	CV Gita Pesona	INDONESIA
Tin	CV Serumpun Sebalai	INDONESIA
Tin	CV Tiga Sekawan	INDONESIA
Tin	CV United Smelting	INDONESIA
Tin	CV Venus Inti Perkasa	INDONESIA
Tin	PT Aries Kencana Sejahtera	INDONESIA
Tin	PT Artha Cipta Langgeng	INDONESIA
Tin	PT ATD Makmur Mandiri Jaya	INDONESIA
Tin	PT Babel Inti Perkasa	INDONESIA
Tin	PT Bangka Prima Tin	INDONESIA
Tin	PT Bangka Tin Industry	INDONESIA
Tin	PT Belitung Industri Sejahtera	INDONESIA
Tin	PT Bukit Timah	INDONESIA
Tin	PT Cipta Persada Mulia	INDONESIA
Tin	PT DS Jaya Abadi	INDONESIA
Tin	PT Eunindo Usaha Mandiri	INDONESIA
Tin	PT Inti Stania Prima	INDONESIA
Tin	PT Karimun Mining	INDONESIA

Tin	PT Kijang Jaya Mandiri	INDONESIA
Tin	PT Mitra Stania Prima	INDONESIA
Tin	PT O.M. Indonesia	INDONESIA
Tin	PT Panca Mega Persada	INDONESIA
Tin	PT Prima Timah Utama	INDONESIA
Tin	PT Refined Bangka Tin	INDONESIA
Tin	PT Sariwiguna Binasentosa	INDONESIA
Tin	PT Stanindo Inti Perkasa	INDONESIA
Tin	PT Sukses Inti Makmur	INDONESIA
Tin	PT Sumber Jaya Indah	INDONESIA
Tin	PT Timah (Persero) Tbk Kundur	INDONESIA
Tin	PT Timah (Persero) Tbk Mentok	INDONESIA
Tin	PT Tinindo Inter Nusa	INDONESIA
Tin	PT Tommy Utama	INDONESIA
Tin	Dowa	JAPAN
Tin	Mitsubishi Materials Corporation	JAPAN
Tin	Malaysia Smelting Corporation (MSC)	MALAYSIA
Tin	Minsur	PERU
Tin	O.M. Manufacturing Philippines, Inc.	PHILIPPINES
Tin	Fenix Metals	POLAND
Tin	Elmet S.L.U.	SPAIN
Tin	Rui Da Hung	TAIWAN, PROVINCE OF CHINA
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	THAILAND
Tin	Thaisarco	THAILAND
Tin	Alpha	UNITED STATES OF AMERICA
Tin	Metallic Resources, Inc.	UNITED STATES OF AMERICA
Tin	VQB Mineral and Trading Group JSC	VIET NAM
Tungsten	Wolfram Bergbau und Hütten AG	AUSTRIA
Tungsten	Chenzhou Diamond Tungsten Products Co., Ltd.	CHINA
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CHINA
Tungsten	Fujian Jinxin Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Huaxing Tungsten Products Co., Ltd.	CHINA

Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CHINA
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CHINA
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CHINA
Tungsten	Hunan Chuangda Vanadium Tungsten Co., Ltd. Wuji	CHINA
Tungsten	Hunan Chunchang Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CHINA
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CHINA
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Jiangxi Xiushui Xianggan Nonferrous Metals Co., Ltd.	CHINA
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CHINA
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CHINA
Tungsten	South-East Nonferrous Metal Company Limited of Hengyang City	CHINA
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CHINA
Tungsten	Xiamen Tungsten Co., Ltd.	CHINA
Tungsten	Xinfeng Huarui Tungsten & Molybdenum New Material Co., Ltd.	CHINA
Tungsten	Xinhai Rendan Shaoguan Tungsten Co., Ltd.	CHINA
Tungsten	H.C. Starck Smelting GmbH & Co.KG	GERMANY
Tungsten	H.C. Starck Tungsten GmbH	GERMANY
Tungsten	A.L.M.T. TUNGSTEN Corp.	JAPAN
Tungsten	Japan New Metals Co., Ltd.	JAPAN
Tungsten	Woltech Korea Co., Ltd.	KOREA (REPUBLIC OF)
Tungsten	Philippine Chuangxin Industrial Co., Inc.	PHILIPPINES
Tungsten	Hydrometallurg, JSC	RUSSIAN FEDERATION
Tungsten	Moliren Ltd	RUSSIAN FEDERATION
Tungsten	Global Tungsten & Powders Corp.	UNITED STATES OF AMERICA
Tungsten	Kennametal Fallon	UNITED STATES OF AMERICA
Tungsten	Kennametal Huntsville	UNITED STATES OF AMERICA
Tungsten	Niagara Refining LLC	UNITED STATES OF AMERICA

Tungsten	Asia Tungsten Products Vietnam Ltd.	VIET NAM
Tungsten	Nui Phao H.C. Starck Tungsten Chemicals Manufacturing LLC	VIET NAM
Tungsten	Tejing (Vietnam) Tungsten Co., Ltd.	VIET NAM
Tungsten	Vietnam Youngsun Tungsten Industry Co., Ltd.	VIET NAM

2.	List of the SORs identified in Canon’s supply chain which were known by CFSI but do not appear on CFS compliant SORs list (CFS compliant SORs listed above were not included) (As of March 27, 2017)

Metal	SORs	Country/Region
Gold	Tony Goetz NV	BELGIUM
Gold	Daye Non-Ferrous Metals Mining Ltd.	CHINA
Gold	Gansu Seemine Material Hi-Tech Co., Ltd.	CHINA
Gold	Great Wall Precious Metals Co., Ltd. of CBPM	CHINA
Gold	Guangdong Jinding Gold Limited	CHINA
Gold	Guoda Safina High-Tech Environmental Refinery Co., Ltd.	CHINA
Gold	Hangzhou Fuchunjiang Smelting Co., Ltd.	CHINA
Gold	Hunan Chenzhou Mining Co., Ltd.	CHINA
Gold	Lingbao Gold Co., Ltd.	CHINA
Gold	Lingbao Jinyuan Tonghui Refinery Co., Ltd.	CHINA
Gold	Luoyang Zijin Yinhui Gold Refinery Co., Ltd.	CHINA
Gold	Penglai Penggang Gold Industry Co., Ltd.	CHINA
Gold	Shandong Tiancheng Biological Gold Industrial Co., Ltd.	CHINA
Gold	Tongling Nonferrous Metals Group Co., Ltd.	CHINA
Gold	Yunnan Copper Industry Co., Ltd.	CHINA
Gold	SAFINA A.S.	CZECH REPUBLIC
Gold	SAAMP	FRANCE
Gold	Bangalore Refinery	INDIA
Gold	Gujarat Gold Centre	INDIA
Gold	Sai Refinery	INDIA
Gold	Chugai Mining	JAPAN
Gold	Kazakhmys Smelting LLC	KAZAKHSTAN
Gold	TOO Tau-Ken-Altyn	KAZAKHSTAN
Gold	HwaSeong CJ Co., Ltd.	KOREA (REPUBLIC OF)
Gold	Samwon Metals Corp.	KOREA (REPUBLIC OF)
Gold	Modeltech Sdn Bhd	MALAYSIA
Gold	Caridad	MEXICO

Gold	Remondis Argentia B.V.	NETHERLANDS
Gold	Morris and Watson	NEW ZEALAND
Gold	KGHM Polska Miedź Spółka Akcyjna	POLAND
Gold	L’azurde Company For Jewelry	SAUDI ARABIA
Gold	Sudan Gold Refinery	SUDAN
Gold	Cendres + Métaux S.A.	SWITZERLAND
Gold	Atasay Kuyumculuk Sanayi Ve Ticaret A.S.	TURKEY
Gold	Kaloti Precious Metals	UNITED ARAB EMIRATES
Gold	AURA-II	UNITED STATES OF AMERICA
Gold	Sabin Metal Corp.	UNITED STATES OF AMERICA
Gold	So Accurate Group, Inc.	UNITED STATES OF AMERICA
Gold	Navoi Mining and Metallurgical Combinat	UZBEKISTAN
Gold	Universal Precious Metals Refining Zambia	ZAMBIA
Gold	Fidelity Printers and Refiners Ltd.	ZIMBABWE
Tantalum	Plansee SE Liezen	AUSTRIA
Tantalum	Plansee SE Reutte	AUSTRIA
Tantalum	H.C. Starck GmbH Laufenburg	GERMANY
Tantalum	E.S.R. Electronics	UNITED STATES OF AMERICA
Tin	Estanho de Rondônia S.A.	BRAZIL
Tin	CNMC (Guangxi) PGMA Co., Ltd.	CHINA
Tin	Gejiu Kai Meng Industry and Trade LLC	CHINA
Tin	Gejiu Yunxin Nonferrous Electrolysis Co., Ltd.	CHINA
Tin	Gejiu Zili Mining And Metallurgy Co., Ltd.	CHINA
Tin	Huichang Jinshunda Tin Co., Ltd.	CHINA
Tin	Nankang Nanshan Tin Manufactory Co., Ltd.	CHINA
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CHINA
Tin	PT Justindo	INDONESIA
Tin	PT Tirus Putra Mandiri	INDONESIA
Tin	PT Wahana Perkit Jaya	INDONESIA

Tin	Modeltech Sdn Bhd	MALAYSIA
Tin	Phoenix Metal Ltd.	RWANDA
Tin	An Thai Minerals Co., Ltd.	VIET NAM
Tin	An Vinh Joint Stock Mineral Processing Company	VIET NAM
Tin	Electro-Mechanical Facility of the Cao Bang Minerals & Metallurgy Joint Stock Company	VIET NAM
Tin	Nghe Tinh Non-Ferrous Metals Joint Stock Company	VIET NAM
Tin	Tuyen Quang Non-Ferrous Metals Joint Stock Company	VIET NAM
Tungsten	ACL Metais Eireli	BRAZIL
Tungsten	Dayu Jincheng Tungsten Industry Co., Ltd.	CHINA
Tungsten	Dayu Weiliang Tungsten Co., Ltd.	CHINA
Tungsten	Ganzhou Yatai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Dayu Longxintai Tungsten Co., Ltd.	CHINA
Tungsten	Jiangxi Minmetals Gao’an Non-ferrous Metals Co., Ltd.	CHINA

3.	Examples of the countries and regions of origin from which the SORs listed in Appendix 1-1 and 1-2 are believed to have sourced 3TG

Argentina	Liberia

Australia	Malaysia

Austria	Mexico

Azerbaijan	Morocco

Belgium	Mozambique

Bolivia	Myanmar

Brazil	Namibia

Burkina Faso	Nigeria

Burundi	Papua New Guinea

Canada	Peru

Central African Republic	Philippines

Chile	Poland

China	Portugal

Columbia	Russia

Democratic Republic of the Congo	Rwanda

The Dominican Republic	Sierra Leone

Ecuador	Singapore

Ethiopia	South Africa

Germany	Spain

Ghana	Suriname

Guinea	Switzerland

Guyana	Taiwan

India	Tanzania

Indonesia	Thailand

Italy	Republic of the Congo

Japan	United States

Kazakhstan	Uzbekistan

Korea, Republic of	Vietnam

Kyrgyz	Zimbabwe

Laos

Appendix 2.

INDEPENDENT ASSURANCE REPORT

To the Board of Directors and Stockholders of Canon Inc.

We have undertaken a reasonable assurance engagement of:

●

management’s assertion, included in section 4 of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, that the design of Canon Inc.’s (the “Company”) due diligence framework is in conformity with the criteria set forth in the Organisation of Economic Co-Operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas, Third Edition 2016 (“OECD Due Diligence Guidance”), and

●

whether the Company’s description of the due diligence measures it performed, as set forth in section 4 of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is consistent, in all material respects, with the due diligence process that the Company undertook.

Management is responsible for the design of the Company’s due diligence framework and the description of the Company’s due diligence measures set forth in the Conflict Minerals Report, and performance of the due diligence measures. Our responsibility is to express an opinion on the design of the Company’s due diligence framework and on the description of the due diligence measures the Company performed, based on the procedures we have performed.

Our reasonable assurance engagement was conducted in accordance with ‘International Standard on Assurance Engagements (ISAE) 3000, Assurance Engagements other than Audits or Reviews of Historical Financial Information’, issued by the International Auditing and Assurance Standards Board, and the standards applicable to performance audits contained in Government Auditing Standards, issued by the Comptroller General of the United States, and, accordingly, included examining, on a test basis, evidence about the design of the Company’s due diligence framework and the description of the due diligence measures the Company performed, and performing such other procedures as we considered necessary in the circumstances. We believe that the evidence we have obtained is sufficient and appropriate to provide a basis for our opinion.

Our reasonable assurance engagement was not conducted for the purpose of evaluating:

●	The consistency of the due diligence measures that the Company performed with either the design of the Company’s due diligence framework or the OECD Due Diligence Guidance;
●	The completeness of the Company’s description of the due diligence measures performed;
●	The suitability of the design or operating effectiveness of the Company’s due diligence process;
●	Whether a third party can determine from the Conflict Minerals Report if the due diligence measures the Company performed are consistent with the OECD Due Diligence Guidance;
●	The Company’s reasonable country of origin inquiry (RCOI), including the suitability of the design of the RCOI, its operating effectiveness, or the results thereof; or
●	The Company’s conclusions about the source or chain of custody of its conflict minerals, those products subject to due diligence, or the DRC Conflict Free status of its products.

Accordingly, we do not express an opinion or any other form of assurance on the aforementioned matters or any other matters included in any section of the Conflict Minerals Report other than section 4.

In our opinion,

●

the design of the Company’s due diligence framework for the reporting period from January 1 to December 31, 2016, as set forth in section 4 of the Conflict Minerals Report is in conformity, in all material respects, with the OECD Due Diligence Guidance, and

●

the Company’s description of the due diligence measures it performed as set forth in section 4 of the Conflict Minerals Report for the reporting period from January 1 to December 31, 2016, is consistent, in all material respects, with the due diligence process that the Company undertook.

We have complied with the Code of Ethics for Professional Accountants issued by the International Ethics Standards Board for Accountants, which includes independence and other requirements founded on fundamental principles of integrity, objectivity, professional competence and due care, confidentiality and professional behavior. In accordance with International Standard on Quality Control 1, we maintain a comprehensive system of quality control including documented policies and procedures regarding compliance with ethical requirements, professional standards and applicable legal and regulatory requirements.

/s/ KPMG AZSA Sustainability Co., Ltd.

Tokyo
May 30, 2017